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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Board of Directors of
  U.S. Technologies Inc.
Marietta, Georgia

       We hereby consent to the use in this Annual Report on Form 10-K of our report dated April 8, 1997, relating to the consolidated financial statements and schedule of U.S. Technologies Inc. and subsidiaries for the years ended December 31, 1996 and 1995.

                                        /s/ Brown, Graham and Company P.C.
                                        ----------------------------------------
                                        Brown, Graham and Company P.C.




Atlanta, Georgia
May 14, 1998